EXHIBIT 99.2

Exponent Declares Regular Quarterly Dividend

MENLO PARK, Calif., July 30, 2020 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq:EXPO) today announced that its Board of Directors has declared a quarterly cash dividend of $0.19 per share of common stock. The Company also announced that the Board of Directors has authorized an additional $45 million for stock repurchases.

The quarterly cash dividend of $0.19 per share of common stock is to be paid on September 25, 2020 to all common stockholders of record as of September 11, 2020. Exponent has paid, and expects to continue to pay, quarterly dividends each year in March, June, September and December. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of Exponent's Board of Directors.

Exponent’s Board of Directors approved an additional $45 million in share repurchases, adding to the Company’s existing $30 million available under the current authorization for repurchase. In total, the Company now has approximately $75 million available to repurchase shares. This plan authorizes Exponent to purchase its common stock in the open market or privately negotiated transactions in compliance with the Securities and Exchange Commission’s Rule 10b-18.

“We are pleased to declare a quarterly cash dividend payment and increase in our share repurchase authorization. We remain focused on delivering on our commitment to return value to our shareholders through our regular quarterly cash dividend and active share repurchase program, while maintaining a strong balance sheet. We are confident in the long-term viability of our business model,” commented Dr. Catherine Corrigan, President and Chief Executive Officer.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's interdisciplinary organization of scientists, physicians, engineers, and business consultants draws from more than 90 technical disciplines to solve the most pressing and complicated challenges facing stakeholders today. The firm leverages over 50 years of experience in analyzing accidents and failures to advise clients as they innovate their technologically complex products and processes, ensure the safety and health of their users, and address the challenges of sustainability.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

Forward Looking Statements

 This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. When used in this document and in the documents incorporated herein by reference, the words “intend,” "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the COVID-19 pandemic (including factors relating to measures implemented by governmental authorities or by us to promote the safety of our employees, vendors and clients; other direct and indirect impacts on our business and the businesses of our clients, vendors and other partners; impacts which may, among other things, adversely affect our clients’ ability to utilize our services at the levels they have previously; disruptions of access to our facilities or those of our clients or third parties; and increased and potentially significant economic uncertainty and volatility, including credit and collectability risks and potential disruptions of capital and credit markets), the possibility that the demand for our services may decline as a result of changes in generally applicable and industry-specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

 Source: Exponent, Inc.